As filed with the Securities and Exchange Commission on April 27, 2001

                                                            File No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -----------------------------
                       AMERICAN HOME PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)
                            ------------------------
                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-2526821
                      (I.R.S. Employer Identification No.)
                        of incorporation or organization)

                  Five Giralda Farms, Madison, New Jersey 07940
               (Address of Principal Executive Offices) (Zip Code)

                       AMERICAN HOME PRODUCTS CORPORATION
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                              LOUIS L. HOYNES, JR.
                  Executive Vice President and General Counsel
                       American Home Products Corporation
                               Five Giralda Farms
                            Madison, New Jersey 07940
                                 (973) 660-5000
 (Name, address and telephone number, including area code, of agent for service)


                                        CALCULATION OF REGISTRATION FEE

                                          Proposed            Proposed          Amount
                           Amount         Maximum             Maximum          of Regis-
Title of Securities        to be          Offering Price      Aggregate        tration
To be Registered         Registered       per Share           Offering Fee         (2)
                                                              Price

Deferred                   N/A            N/A                 N/A              $30,000
Compensation
Obligations (1)

     (1) The Deferred Compensation Obligations are unsecured obligations of American Home Products Corporation to pay deferred compensation in the future in accordance with the terms of the American Home Products Corporation Deferred Compensation Plan.

     (2) Estimated solely for the purpose of calculating the registration fee based on estimated obligations in the amount of $120,000,000.

                                                    I-1
PART I.       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.
              ----------------

Not required to be filed with this Registration Statement.

Item 2.       Registrant Information and Employee Plan Annual Information.
              -----------------------------------------------------------

Not required to be filed with this Registration Statement.

                                                   II-9
PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission by American Home Products Corporation (the "Corporation") are incorporated herein by reference:

(a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the Corporation's Current Report on Form 8-K filed on April 26, 2001.

All documents subsequently filed by the Corporation or American Home Products Corporation Deferred Compensation Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

Not applicable.

Item 5.       Interests of Named Experts and Counsel.

The consolidated financial statements of the Corporation and subsidiary companies as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this registration statement in reliance upon the authority of said firm as experts in giving said reports.

Item 6.       Indemnification of Directors and Officers.

Section 145 of the Delaware Corporation Law and the Restated Certificate of Incorporation and the By-laws of the Corporation contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings under the Securities Act of 1933, as amended (the "1933 Act") and the 1934 Act.

The Corporation provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability and loss under certain circumstances which may include liability or related loss under the Securities Act of 1933 and the Securities Exchange Act of 1934.

Item 7.       Exemption from Registration Claimed.

Not Applicable.

Item 8.       Exhibits

Item 9.       Undertakings

(a)      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison and State of New Jersey, on this 26th day of April, 2001.

                                    AMERICAN HOME PRODUCTS CORPORATION
                                    (Registrant)

                                    By:     /s/ John R. Stafford
                                            (John R. Stafford
                                            Chairman of the Board and
                                            Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date


/s/ John R. Stafford                        Chairman of the Board                       April 27,
(John R. Stafford)                          and Director -                              2001
                                            Principal Executive Officer

/s/ Kenneth J. Martin                       Senior Vice President -                     April 27,
(Kenneth J. Martin)                         Principal                                   2001
                                            Financial Officer

/s/ Robert Essner                           President and Chief Operating               April 27,
(Robert Essner)                             Officer and Director                        2001

/s/ Paul J. Jones                           Vice President and Comptroller -            April 27,
(Paul J. Jones)                             Principal Accounting Officer                 2001

/s/ Clifford L. Alexander, Jr.              Director                                    April 27,
(Clifford L. Alexander, Jr.)                                                            2001





/s/ Frank A. Bennack, Jr.                   Director                                    April 27,
(Frank A. Bennack, Jr.)                                                                 2001

/s/ Richard L. Carrion                      Director                                    April 27,
(Richard L. Carrion)                                                                    2001

/s/ John D. Feerick                         Director                                    April 27,
(John D. Feerick)                                                                       2001

/s/ John P. Mascotte                        Director                                    April 27,
(John P. Mascotte)                                                                      2001

/s/ Mary Lake Polan, M.D., Ph.D             Director                                    April 27,
(Mary Lake Polan, M.D.,Ph.D)                                                            2001

/s/ Ivan G. Seidenberg                      Director                                    April 27,
(Ivan G. Seidenberg)                                                                    2001

/s/ Walter V. Shipley                       Director                                    April 27,
(Walter V. Shipley)                                                                     2001

/s/ John R. Torell III                      Director                                    April 27,
(John R. Torell III)                                                                    2001


                                INDEX TO EXHIBITS



Exhibit
Number   Exhibit


5        Opinion of Pitney, Hardin, Kipp & Szuch LLP

10.1     American Home Products Corporation Deferred Compensation Plan

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Pitney, Hardin, Kipp & Szuch LLP
         (included in Exhibit 5 hereto)